UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2025

High Wire Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53461	81-5055489
(Commission File Number)	(IRS Employer Identification No.)

30 North Lincoln Street

Batavia, IL 60510

(Address of Principal Executive Offices)

(952) 974-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on September 25, 2023, High Wire Networks, Inc. (the "Company") issued to a creditor (the “2023 Creditor”) a senior subordinated secured convertible promissory note in the aggregate principal amount of $700,000 (the “Note”). In addition, on January 13, 2025, the Company issued to a creditor (the “2025 Creditor,” and together with the 2023 Creditor, each a “Creditor” and collectively, the “Creditors”) a 20% Original Issue Discount Senior Secured Convertible Debenture, due April 16, 2025 (the “Debenture”), in the original principal balance of $1,200,000.

On May 22, 2025, the Company and each Creditor entered into a debt exchange agreement (the “Debt Exchange Agreements”) whereby they agreed to exchange a portion of the remaining outstanding balance under the Note and the Debenture, respectively, for shares of a newly created series of preferred stock designated as Series H Convertible Preferred Stock (the “Series H Stock”), which is convertible into common stock, par value $0.00001 per share, of the Company (“Common Stock”). The 2023 Creditor exchanged $650,000 of the outstanding balance under the Note for 65 shares of Series H Stock and the 2025 Creditor exchange $950,000 of the outstanding balance under the Debenture for 95 shares of Series H Stock. The remaining balance of each of the Note and the Debenture shall remain subject to the terms thereof. The Debt Exchange Agreement contains customary representations, warranties, and covenants of the Company.

The information set forth in “Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” relating to the Series H Stock is incorporated by reference herein in its entirety. The foregoing description of the Debt Exchange Agreements does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of such agreements, a copy of the form of which is attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of Series H Stock pursuant to the Debt Exchange Agreements is incorporated by reference herein in its entirety. The Company issued the Series H Stock in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 22, 2025, the Company filed a Certificate of Designation for the Series H Stock with the Secretary of State of the State of Nevada (the “Certificate of Designation”). The following is only a summary of the Certificate of Designation, and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Designation, Amount, and Par Value. The number of shares of Series H Stock designated is 200. The shares of Series H Stock have a par value of $0.00001 per share and a stated value of $10,000 per share.

Voting, Dividend and Other Rights. Except as otherwise provided in the Certificate of Designation, or as required by law, the Series H Stock is entitled to vote together with the shares of Common Stock, and any other series of preferred stock then outstanding that have voting rights, and except as provided in Section 3 of the Certificate of Designation, not as a separate class, at any annual or special meeting of stockholders of the Company, with respect to any question or matter upon which the holders of Common Stock have the right to vote, such that the voting power of each share of Series H Stock is equal to the voting power of the shares of Common Stock that each such share of Series H Stock would be convertible as of the record date for determining stockholders entitled to vote on such matter. The Series H Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company and may act by written consent in the same manner as the holders of Common Stock of the Company. Each share of Series H Stock is entitled to receive cumulative dividends of $1,000 per share of Series H Stock per quarter, payable quarterly in arrears in cash, beginning on September 1, 2025, then on the first business day of each subsequent fiscal quarter, and ending on the date that such share of Series H Stock has been converted or redeemed.

Preference of Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, subject to the rights of any series of preferred stock that may from time to time come into existence, the holders of Series H Stock shall (i) first be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the stated value for each share of Series H Stock and any accrued and unpaid dividends owing in respect thereof before any distribution or payment shall be made to the holders of any other securities of the Company and (ii) then be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series H Stock were fully converted (disregarding for such purposes any conversion limitations under the Certificate of Designation) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock.

Conversion. Following the one year anniversary of the date of issuance, all or a portion of the Series H Stock may be converted into Common Stock determined by dividing the stated value of such share of Series H Stock, plus any accrued and unpaid dividends thereon, by $1.00. The conversion price, and the rate at which shares of Series H Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in the Certificate of Designation. Upon the consummation of any financing by the Company occurring while any Series H Stock remains outstanding, the holder of a share of Series H Stock shall have the option to convert any of their outstanding Series H at a value equal to 200% of the stated value and any accrued and unpaid dividends owing thereon, into the securities issued as part of such financing.

Redemption. Upon ten business days’ notice, the Company shall have the option to redeem the Series H Stock for an amount equal to 100% of the outstanding stated value of the Series H Stock, plus any accrued but unpaid dividends. The redemption price required to be paid by the Company to each holder of Series H Stock is to be paid in the cash on the date of redemption specified by the Company in its redemption notice. A holder of Series H Stock may convert some or all of its shares of Series H Stock until the date it receives in full the redemption price.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation, Preferences, and Other Rights of Series H Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada
10.1	Form of Debt Exchange Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2025

High Wire Networks, Inc.

By:	/s/ Mark W. Porter
Name:	Mark W. Porter
Title:	Chief Executive Officer

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